Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

IN RE ZYNERBA PHARMACEUTICALS, INC.	Lead Case No. 1:20-cv-00557-CFC
DERIVATIVE LITIGATION

THIS STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (the “Stipulation”), dated April 28, 2021, is made and entered into by and among the following Parties (as defined herein), each by and through their respective counsel: (i) the plaintiffs to the above-captioned consolidated shareholder derivative action (the “Derivative Action”), Phillip Quartararo (“Quartararo”) and Dmitry Itkis (“Itkis”) (collectively, the “Derivative Plaintiffs”), derivatively on behalf of Zynerba Pharmaceuticals, Inc. (“Zynerba” or the “Company”); (ii) shareholder Rainer Machek (the “Shareholder,” and together with the Derivative Plaintiffs, “Plaintiffs”); (iii) the nominal defendant Zynerba; and (iv) the named defendants Armando Anido, James E. Fickenscher, John P. Butler, Warren D. Cooper, William J. Federici, Thomas L. Harrison, Daniel L. Kisner, Kenneth I. Moch, and Pamela Stephenson in the Derivative Action (collectively, the “Individual Defendants,” and together with Zynerba, “Defendants”), all of whom are current or former members of Zynerba’s Board of Directors (the “Board”) and/or senior officers of Zynerba. This Stipulation, subject to the approval of the United States District Court for the District of Delaware (the “Court”), is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Derivative Matters (as defined herein) and the Released Claims (as defined herein) and to result in the complete dismissal of the Derivative Action with prejudice and the complete satisfaction of the Demand (as defined herein), upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Parties’ claims or defenses.

I.	THE DERIVATIVE MATTERS

A.	Factual Background

Zynerba is a specialty pharmaceutical company that develops and produces transdermal cannabinoid therapies for rare and near-rare neuropsychiatric disorders. Plaintiffs allege that between March 11, 2019 and September 17, 2019 Defendants failed to disclose adverse events observed during a clinical trial of the Company’s sole drug product, ZYN002 (“Zygel”).

Plaintiffs generally allege in the Derivative Matters that the Individual Defendants breached their fiduciary duties by making or permitting the making of materially false statements or omissions, causing the Company to fail to maintain internal controls, and committing other violations of state and federal law with respect to the clinical trial for Zygel. The two complaints consolidated in the Derivative Action allege counts for breach of fiduciary duty, unjust enrichment, waste of corporate assets, and violations of Section 14(a) of the Securities Exchange of 1934 (the “Exchange Act”). The Demand is based upon the same underlying allegations.

B.	Procedural Background

On April 24, 2020 Plaintiff Quartararo filed an action against the Individual Defendants in this Court, captioned Quartararo v. Anido, et al., Case No. 1:20-cv-00557-CFC (D. Del.), asserting claims for breaches of fiduciary duty, waste of corporate assets, and violations of Section 14(a) of the Exchange Act derivatively on behalf of Zynerba (the “Quartararo Matter”).

On May 29, 2020, the parties to the Quartararo Matter stipulated to stay the proceedings pending resolution of a motion to dismiss in a related securities class action pending in the United States District Court for the Eastern District of Pennsylvania, captioned Whitely v. Zynerba Pharmaceuticals, Inc., et al., Case No. 2:19-cv-02959-NIQA (E.D. Pa.) (the “Securities Class Action”). The Court so-ordered the stay on June 1, 2020.

On November 25, 2020, the Pennsylvania court denied the motion to dismiss in the Securities Class Action.

On December 4, 2020, Plaintiff Itkis filed an action against the Individual Defendants in this Court, captioned Itkis v. Anido, et al., Case No. 1:20-cv-01657-CFC (D. Del.), asserting claims for breaches of fiduciary duty, unjust enrichment, waste of corporate assets, violations of Sections 14(a) of the Exchange Act derivatively on behalf of Zynerba, and seeking contribution under Sections 10(b) and 21D of the Exchange Act (the “Itkis Matter”).

On December 7, 2020, the Court entered into a Joint Stipulation and Order in the Quartararo Matter to continue the stay of proceedings in the action pending a motion for reconsideration filed in the Securities Class Action.

On December 17, 2020, the Court entered into a Joint Stipulation and Order (1) consolidating the Quartararo Matter and the Itkis Matter into the Derivative Action under the caption In re Zynerba Pharmaceuticals, Inc. Derivative Litigation, Lead Case No. 1:20-cv-00557-CFC, (2) appointing The Brown Law Firm, P.C. and Bragar Eagel & Squire, P.C. as Co-Lead Counsel in the Derivative Action and Farnan LLP and Deleeuw Law LLC as Co-Liaison Counsel, and (3) staying the Derivative Action pursuant to the terms of the stay in the Quartararo Matter.

On December 22, 2020, the Company received a letter from the Shareholder stating that he was a Zynerba shareholder and making a demand pursuant to 8 Del. C. § 220 to inspect certain books and records of Zynerba (the “Demand,” and together with the Derivative Action, the “Derivative Matters”). Counsel for Defendants responded by letter on January 18, 2021, objecting to the scope of the Demand and proposing a meet and confer with the Shareholder’s counsel.

On February 16, 2021, after the Pennsylvania court denied the motion to reconsider in the Securities Class Action, the parties to the Derivative Action entered into a Joint Stipulation regarding scheduling, designating the complaint filed in the Itkis Matter (the “Complaint”) as the operative complaint and scheduling dates for the parties’ respective responses. The Court so-ordered the scheduling stipulation on February 18, 2021.

On March 22, 2021, the parties to the Derivative Action entered into a second Joint Stipulation regarding scheduling, informing the Court that a settlement in principle had been reached in the Derivative Action and extending the time for Defendants to file their response(s) to the Complaint. The Court so-ordered the scheduling stipulation on March 23, 2021.

On April 23, 2021, the parties to the Derivative Action entered into a third Joint Stipulation regarding scheduling, informing the Court that the Parties executed settlement memorandum of understanding and extending the time for Defendants to file their response(s) to the Complaint. The Court so-ordered the scheduling stipulation on April 26, 2021.

C.	Settlement Negotiations

In or around January 2021, the parties in the Derivative Action agreed to participate in a private mediation session before Michelle Yoshida of Phillips ADR, a nationally reputed mediator (the “Mediator”). In anticipation of the mediation, counsel for the Derivative Plaintiffs sent a settlement demand that included a proposal for extensive corporate governance reforms to Defendants’ Counsel (as defined below) on January 29, 2021.

On February 5, 2021, Defendants’ Counsel sent their mediation statement to Plaintiffs and the Mediator. On February 8, 2021, Plaintiffs’ Counsel submitted a joint mediation statement to Defendants and the Mediator. On February 16, 2021, Defendants’ Counsel submitted their reply to Plaintiffs’ mediation statement.

On February 22, 2021, the Parties engaged in a virtual, full-day mediation (the “Mediation”) with the Mediator to reach a resolution of the Derivative Matters. The Parties did not reach an agreement to settle this matter during the February 22, 2021 mediation. However, the Parties continued to engage in arm’s-length settlement discussions over the next several weeks. The Parties’ negotiations culminated on March 15, 2021 in an agreement in principle on the corporate governance reforms to be instituted by Zynerba, the terms of which are set forth in Exhibit A (the “Reforms”). On March 25, 2021, the Parties executed a Memorandum of Understanding memorializing the principal terms of the settlement of the Derivative Matters.

With substantial assistance from the Mediator and only after agreeing in principle to the Reforms, the parties in the Derivative Matters began to negotiate at arm’s-length the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel (defined below) by the Insurer (defined below) (the “Fee and Expense Amount”) based upon the benefits conferred upon the Company by the Reforms. As of date of the execution of this Stipulation, the parties in the Derivative Matters have not agreed on the Fee and Expense Amount.

The members of the Board, in exercising their business judgment, approved the Memorandum of Understanding and each of its terms, as in the best interests of Zynerba and its shareholders.

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFIT OF SETTLEMENT

Plaintiffs’ Counsel conducted investigations relating to the claims and the underlying events alleged in the respective Derivative Matters, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the Securities and Exchange Commission (“SEC”), press releases, announcements, transcripts of investor conference calls, presentations at industry conferences, and news articles; (2) reviewing and analyzing the allegations contained in the Securities Class Action; (3) researching and drafting shareholder derivative complaints in the Quartararo Matter and the Itkis Matter; (4) researching and drafting the Demand; (5) researching the applicable law with respect to the claims in the Derivative Matters and the potential defenses thereto; (6) researching corporate governance issues; (7) preparing an extensive settlement demand and corporate governance reforms proposal; (8) researching and preparing a mediation brief and reviewing Defendants’ mediation brief; (9) attending the full-day Mediation; and (10) engaging in extensive settlement discussions with the Mediator and Defendants’ Counsel.

Plaintiffs’ Counsel believe that the claims asserted in the Derivative Matters have merit and that their investigations support the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the Settlement, as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Derivative Matters be fully and finally settled and satisfied in the manner, and upon the terms and conditions, set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risks, expense, and length of continued proceedings necessary to prosecute the Derivative Matters against the Individual Defendants through trials and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, and in light of the significant benefits conferred upon the Company and its shareholders as a result of the Settlement,

Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, Zynerba, and Current Zynerba Shareholders (as defined herein), and have agreed to settle and satisfy the Derivative Matters upon the terms, and subject to the conditions, set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants and Zynerba have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Derivative Matters and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, the Individual Defendants and Zynerba have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Matters and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Zynerba or its shareholders, or any wrongdoing whatsoever. Had the terms of this Stipulation not been reached, Defendants would have continued to contest vigorously Plaintiffs’ allegations. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Derivative Matters, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into the Settlement for settlement purposes only and solely to avoid the expense, distraction, and uncertainty of litigation.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiffs, derivatively on behalf of Zynerba, the Individual Defendants, and Zynerba, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court, in consideration of the benefits flowing to the Parties hereto, the Derivative Matters and all of the Released Claims shall be fully, finally, and forever satisfied, compromised, settled, released, discharged, and dismissed with prejudice, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Stipulation, the definitions set forth below shall control.

1.1.	“Board” means the Zynerba Board of Directors.

1.2.	“Claims” means, collectively, any and all claims, rights, demands, causes of action or liabilities of any kind, nature and character (including but not limited to claims for damages, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether known or unknown including, without limitation, Unknown Claims (as defined below).

1.3.	“Court” means the United States District Court for the District of Delaware.

1.4.	“Current Zynerba Shareholders” means, for purposes of this Stipulation, any Persons (defined below) who owned Zynerba common stock as of the date of this Stipulation and who continue to hold their Zynerba common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Zynerba, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.5.	“Defendants” means, collectively, the Individual Defendants and nominal defendant Zynerba.

1.6.	“Defendants’ Counsel” means: Dechert LLP, 35 West Wacker Drive, Suite 3400, Chicago, IL 60601; Cira Centre, 2929 Arch Street, Philadelphia, PA 19104.

1.7.	“Defendants’ Released Claims” means all Claims that could be asserted in any forum by the Released Persons against Plaintiffs, and Plaintiffs’ Counsel, Zynerba, and all Current Zynerba Shareholders (solely in their capacity as Zynerba shareholders) (including known and unknown Claims brought directly), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Matters or the Released Claims; provided, however, that nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Settlement.

1.8.	“Demand” means the demand made by the Shareholder on December 22, 2020 by letter pursuant to 8 Del. C. § 220 to inspect certain documents of Zynerba.

1.9.	“Derivative Action” means the consolidated Quartararo Matter and Itkis Matter, captioned In re Zynerba Pharmaceuticals, Inc. Derivative Litigation, Lead Case No. 1:20-cv-00557-CFC.

1.10.	“Derivative Matters” means, collectively, the Derivative Action and the Demand.

1.11.	“Derivative Plaintiffs” means, collectively, Phillip Quartararo and Dmitry Itkis.

1.12.	“Effective Date” means the first date by which all of the events and conditions specified in §IV, ¶ 6.1 herein have been met and have occurred.

1.13.	“Fee and Expense Amount” means the sum to be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses, as detailed in §IV, ¶¶5.1-5.2 of this Stipulation, subject to approval by the Court.

1.14.	“Final” means the time when an order or judgment that has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process (including potential writ proceedings) or because of passage, without action, of time for seeking appellate or writ review. More specifically, it is that situation when (1) either no appeal or petition for review by writ has been filed and the time has passed for any notice of appeal or writ petition to be timely filed in the Derivative Action; or (2) an appeal has been filed and the court of appeals has either affirmed the order or judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review, and that court has either affirmed the underlying order or judgment or affirmed the court of appeals’ decision affirming the order or judgment or dismissing the appeal or writ proceeding.

1.15.	“Individual Defendants” means, collectively: Armando Anido, James E. Fickenscher, John P. Butler, Warren D. Cooper, William J. Federici, Thomas L. Harrison, Daniel L. Kisner, Kenneth I. Moch, and Pamela Stephenson.

1.16.	“Insurer” means the directors’ and officers’ liability insurers for the Defendants and is inclusive of their respective reinsurers.

1.17.	“Itkis Matter” means the shareholder derivative action filed in this Court, captioned Itkis v. Anido, et al., Case No. 1:20-cv-01657-CFC.

1.18.	“Judgment” means the final order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit D.

1.19.	“Mediator” means Michelle Yoshida of Phillips ADR.

1.20.	“Notice to Current Zynerba Shareholders” or “Notice” means the Notice to Current Zynerba Shareholders of Proposed Settlement and Dismissal with Prejudice of Derivative Action, substantially in the form of Exhibit B attached hereto.

1.21.	“Person(s)” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.

1.22.	“Plaintiffs’ Counsel” means: (i) The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, New York 11771; (ii) Bragar Eagel & Squire, P.C, 810 Seventh Avenue, Suite 620, New York, New York 10019; and (iii) Glancy Prongay & Murray LLP, 712 Fifth Avenue, 31st Floor, New York, New York 10019.

1.23.	“Preliminary Approval Order” means the Order to be entered by the Court, substantially in the form of Exhibit C attached hereto, including, inter alia, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that notice be provided to Current Zynerba Shareholders, and scheduling a Settlement Hearing to consider whether the Settlement and Fee and Expense Amount should be finally approved.

1.24.	“Quartararo Matter” means the shareholder derivative action filed in this Court, captioned Quartararo v. Anido, et al., Case No. 1:20-cv-00557-CFC.

1.25.	“Zynerba” or the “Company” means nominal defendant Zynerba Pharmaceuticals, Inc. and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.

1.26.	“Related Persons” means each and all of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, divisions, subsidiaries, officers, directors, shareholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.

1.27.	“Released Claims” means all Claims, including known and Unknown Claims, against any of the Released Persons that (i) were asserted or could have been asserted derivatively in any of the Derivative Matters; (ii) would have been barred by res judicata had the Derivative Matters been fully litigated to final judgment; or (iii) that could have been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Persons that (a) concern, arise out of or relate, directly or indirectly, in any way to any of the subject matters, allegations, transactions, facts, occurrences, representations, statements, or omissions alleged, involved, set forth, or referred to in any complaint or demand letter in the Derivative Matters including, but not limited to, claims for breach of fiduciary duty, waste of corporate assets, unjust enrichment, violations of the Exchange Act, contribution and indemnification, money damages, disgorgement, any and all demands, actions, damages, claims, rights or causes of action, or liabilities whatsoever, provided that Released Claims shall not include claims to enforce the terms of this Settlement. For the avoidance of doubt, the Released Claims include the Shareholder’s Demand.

1.28.	“Released Person(s)” means, collectively, each and all of the Defendants and their Related Persons, and Defendants’ Counsel.

1.29.	“Settlement” means the settlement of the Derivative Matters as documented in this Stipulation.

1.30.	“Settlement Hearing” means a hearing by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.

1.31.	“Parties” means, collectively, each of the Plaintiffs (derivatively on behalf of Zynerba), each of the Individual Defendants, and nominal defendant Zynerba.

1.32.	“Shareholder” means Rainer Machek.

1.33.	“Stipulation” means this Stipulation and Agreement of Settlement, dated April 28, 2021.

1.34.	“Unknown Claims” means any Released Claims that any Party or any Current Zynerba Shareholder (claiming in the right of, or on behalf of, Zynerba) does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. Unknown Claims include those claims in which some or all of the facts comprising the claim may be suspected, or even undisclosed or hidden. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Current Zynerba Shareholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties shall expressly waive, and every Current Zynerba Shareholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent in effect to California Civil Code § 1542. The Parties and/or any Current Zynerba Shareholder may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Parties shall expressly have, and every Current Zynerba Shareholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Parties acknowledge, and every Current Zynerba Shareholder shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement.

2.	Terms of the Settlement

2.1.        The benefits of the Settlement consist of the Reforms, the terms of which are fully set forth in Exhibit A attached hereto. Zynerba and its Board acknowledge that the filing, prosecution, and resolution of the Derivative Action was a material precipitating factor in the Board’s adoption, implementation, and maintenance of the Reforms, that the Reforms confer substantial material benefits on the Company and its shareholders, and that the Reforms would not have been enacted at this time but for the efforts of counsel for Plaintiffs.

2.2.        Zynerba shall ensure that the Reforms have been adopted no later than thirty (30) days from the date that the Court enters the Judgment, unless other timing is expressly provided in Exhibit A, and shall maintain the Reforms for at least five (5) years after the date that the Court enters the Judgment.

3.	Procedure for Implementing the Settlement

3.1.         Promptly after execution of this Stipulation, the Plaintiffs shall submit this Stipulation, together with its exhibits, to the Court and apply for entry of the Preliminary Approval Order in this Court, substantially in the form of Exhibit C attached hereto, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of the proposed Settlement to Current Zynerba Shareholders; (iii) approval of the form of notice substantially in the form of Exhibit B attached hereto; and (iv) a date for the Settlement Hearing.

3.2.            Within ten (10) business days after the Court’s entry of the Preliminary Approval Order, Zynerba shall issue the Notice via a press release on GlobeNewswire, file with the SEC the Notice and Stipulation as exhibits to a Form 8-K and post the Notice together with the Stipulation on the Investor Relations page of Zynerba’s corporate website. The Notice will contain a link to the Investor Relations page of Zynerba’s corporate website where the Notice and Stipulation will be posted, which posting will be maintained through the date of the Settlement Hearing. Zynerba shall undertake the administrative responsibility, and shall be solely responsible, for paying the costs and expenses related to, and giving notice of, the settlement of the Derivative Matters to Current Zynerba Shareholders in the manner set forth in this paragraph. The Parties believe the manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Current Zynerba Shareholders pursuant to applicable law and due process.

3.3.         Plaintiffs’ Counsel shall request that the Court hold the Settlement Hearing at least forty-five (45) calendar days after the deadline to provide the notice described in §IV, ¶3.2 above to Current Zynerba Shareholders to approve the Settlement and the Fee and Expense Amount.

3.4.         Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current Zynerba Shareholders, derivatively on behalf of Zynerba, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting or relating to any Released Claims against any of the Released Persons in any court or tribunal.

4.	Releases

4.1.       Upon the Effective Date, Zynerba, Plaintiffs, and each Current Zynerba Shareholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. Zynerba, Plaintiffs, and each Current Zynerba Shareholder shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.2.          Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiffs and their beneficiaries and their Related Persons, Plaintiffs’ Counsel, and their Related Persons, Zynerba, and all Current Zynerba Shareholders (solely in their capacity as Zynerba shareholders) from any and all Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiffs or their beneficiaries or their Related Persons, Plaintiffs’ Counsel or their Related Persons, Zynerba, or any Current Zynerba Shareholders (solely in their capacity as Zynerba shareholders) with respect to any Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against all of Plaintiffs and their beneficiaries and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Zynerba, and all Current Zynerba Shareholders except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.3.          Nothing herein shall in any way release, waive, impair, or restrict the rights of anyof the Parties to enforce the terms of the Stipulation.

5.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

5.1.         The Parties shall continue to negotiate in good faith as to an agreed amount of attorneys’ fees and expenses to be proposed to the Court prior to the Settlement Hearing as payment to Plaintiffs’ Counsel for the benefits achieved on behalf of Zynerba in the Derivative Matters (the “Fee and Expense Amount”), which will be payable by the Insurer, subject to the Court’s approval. Such Fee and Expense Amount shall cover all fees and expenses for all Plaintiffs’ Counsel in the Derivative Matters.

5.2.          If the Parties reach an agreement with regard to the amount of attorneys’ fees and expenses to be proposed to the Court, the Defendants shall affirm to the Court that they agree to an award in the agreed-to amount. If the Parties are unable to reach agreement, Plaintiffs may make a motion to the Court seeking an award of attorneys’ fees and expenses for the benefits achieved on behalf of Zynerba in the Derivative Matters, in which event Defendants reserve the right to oppose any such motion.

5.3.            The Insurer will pay the Fee and Expense Amount into The Brown Law Firm, P.C.’s escrow account (the “Escrow Account”). If the Parties agree to the Fee and Expense Amount, such payment shall be made within ten (10) business days after the later of: the date that the Parties have agreed to the Fee and Expense Amount, and the date that the Court enters the Preliminary Approval Order. If the Parties do not agree to the Fee and Expense Amount, such payment shall be made within five (5) business days after the Court enters an order approving the Fee and Expense Amount. In the event payment is not received by the due date, the Insurer will be allowed two (2) business days to cure. The Fee and Expense Amount shall be immediately released for distribution to all Plaintiffs’ Counsel from the Escrow Account after the Court enters the Judgment and an order approving the Fee and Expense Amount, notwithstanding any potential appeals. Defendants Counsel acknowledge receipt from Plaintiffs’ Counsel of all necessary payee information and payment details to accomplish payment of the Fee and Expense Amount to the Escrow Account via wire transfer or check, including wire transfer instructions, the name, tax identification number, and an executed Form W-9. Defendants and Defendants’ Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account. Plaintiffs’ Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

5.4.            Payment of the Fee and Expense Amount in the amount approved by the Court shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Derivative Matters and the resolution of the claims alleged therein. Defendants and Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Fee and Expense Amount amongst Plaintiffs’ Counsel. Defendants, including Zynerba, and the Insurer shall have no obligation to make any payment to any Plaintiffs’ Counsel or otherwise, other than the payment to the Escrow Account provided in §IV, ¶¶5.1-5.3 herein.

5.5.        If for any reason any condition in §IV, ¶6.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way canceled or terminated, or if the Judgment is reversed on appeal, then each of Plaintiffs’ Counsel and their successors shall be jointly and severally obligated to repay to the Insurer, within five (5) business days after written notification of such an event, the amount of the Fee and Expense Amount that they received with any accrued interest. In the event payment is not received by the due date, Plaintiffs’ Counsel will be allowed two (2) business days to cure. In the event of any failure to obtain final approval of the full amount of the Fee and Expense Amount, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or the Fee and Expense Amount being overturned or substantially modified, each of Plaintiffs’ Counsel and their successors shall be jointly and severally obligated to repay to the Insurer, within five (5) business days, the portion of the Fee and Expense Amount that they received and that was ultimately not awarded to Plaintiffs’ Counsel. In the event payment is not received by the due date, Plaintiffs’ Counsel will be allowed two (2) business days to cure. Each of Plaintiffs’ Counsel that receives any portion of the Fee and Expense Amount is subject to the Court’s jurisdiction for the purposes of enforcing this paragraph or the provisions related to the Fee and Expense Amount.

5.6.         Except as otherwise provided herein, each of the Parties shall bear his, her, or its own costs and attorneys’ fees.

5.7.       In light of the benefits, they have helped to create for all Current Zynerba Shareholders, Plaintiffs shall apply for Court-approved service awards in the amount of one thousand five hundred dollars ($1,500.00) (the “Service Awards”) each, which Defendants shall not oppose. The Service Awards to each of the Plaintiffs, to the extent that they are approved, shall be funded from the Fee and Expense Amount.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1.         The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(i)	the Court’s entry of the Judgment;

(ii)	the payment of the Fee and Expense Amount in accordance with §IV, ¶¶5.1¬5.3 hereof; and

(iii)	the Judgment has become Final.

6.2.            If any of the conditions specified in §IV, ¶6.1 are not met, then the Stipulation shall be canceled and terminated subject to §IV, ¶6.4, and the Parties shall be restored to their respective positions in the Derivative Matters as of the date immediately preceding the date of this Stipulation, unless Plaintiffs’ Counsel and Defendants’ Counsel mutually agree in writing to proceed with the Stipulation.

6.3.            Each of the Parties shall have the right to terminate the Settlement by providing written notice of their election to do so to all other Parties within twenty (20) calendar days of the date on which: (i) the Court refuses to approve this Stipulation, or the terms contained herein, in any material respect; (ii) the Preliminary Approval Order is not entered in substantially the form attached as Exhibit C hereto; (iii) the Judgment is not entered in substantially the form attached as Exhibit D hereto; (iv) the Judgment is reversed or substantially modified on appeal, reconsideration, or otherwise; or (v) the Effective Date of the Settlement cannot otherwise occur; except that such termination shall not be effective unless and until the terminating Party has, within twenty (20) calendar days of the date on which notice of the termination event has been provided to all other Parties, attempted in good faith to confer with the other Parties and/or to participate in a mediation session with the Mediator and the other Parties to attempt to remedy the issue. Any order or proceeding relating to the Fee and Expense Amount, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment approving the Settlement.

6.4.            In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to §IV, ¶6.3 above, the Parties shall be restored to their respective positions as of the date immediately preceding the date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any of the Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Matters or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of §IV, ¶¶1.1-1.34, 5.4, 6.2, 8.3, 8.4, 8.5, 8.6, 8.8, 8.10, 8.12, 8.13, 8.14, 8.15, 8.16, 8.17, 8.19, and 8.20 herein, shall have no further force and effect with respect to the Parties and shall not be used in the Derivative Matters or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.            Bankruptcy

7.1.            In the event any proceedings by or on behalf of Zynerba, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

7.2.            In the event of any Bankruptcy Proceedings by or on behalf of Zynerba, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.

8.            Miscellaneous Provisions

8.1.           The Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation. To the extent the Parties are unable to reach agreement concerning such best efforts, any Party may refer the matter to the Mediator for mediated resolution, subject to Court approval, with the fees and expenses of the Mediator to be divided equally between Plaintiffs on the one hand, and Defendants on the other.

8.2.           The Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s-length by the Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Parties agree that each has complied fully with the applicable requirements of good faith litigation under the Exchange Act and the Federal Rules of Civil Procedure. The Parties shall not take the position that the Derivative Matters were brought or defended in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure.

8.3.           While maintaining their positions that the claims and defenses asserted in the Derivative Matters are meritorious, Plaintiffs and Plaintiffs’ Counsel, on the one hand, and Defendants and Defendants’ Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the other’s business, conduct, or reputation, or that of their counsel, based on the subject matter of the Derivative Matters. Notwithstanding the foregoing, each of the Parties reserves their right to rebut, in a manner that such party determines to be reasonable and appropriate, any contention made in any public forum that the Derivative Matters were brought or defended in bad faith or without a reasonable basis.

8.4.           Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation, including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed, or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a)           shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Matters or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Matters or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b)            shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation, or omission with respect to any statement or written document approved, issued, or made by any Released Person, or against Plaintiffs as evidence of any infirmity in their claims;

(c)           shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, breach of duty, deception, omission, or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal.

8.5.            Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

8.6.            The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.7.            The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Parties or their respective successors-in-interest. After prior notice to the Court, but without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

8.8.            This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Parties with respect to the Derivative Matters, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.9.            The waiver by one party of any breach of the Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement. The provisions of the Settlement may not be waived except by a writing signed by the affected party, or counsel for that party.

8.10.            The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

8.11.            The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons. The Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed or actual sale, merger or change-in-control of Zynerba shall not void this Stipulation, and that in the event of a planned, proposed or actual sale, merger or change-in-control of Zynerba they will continue to seek final approval of this Stipulation expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.

8.12.            The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Delaware and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.13.            This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations among the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.

8.14.          All agreements made and orders entered during the course of the Derivative Matters relating to the confidentiality of information and documents shall survive this Stipulation.

8.15.           Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between Plaintiffs’ Counsel and Defendants’ Counsel in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.

8.16.           The Parties intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement.

8.17.           Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Parties hereby warrants that such Person has the full authority to do so. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and their Related Persons. Plaintiffs hereby warrant that, as of the Effective Date, each of them have standing to pursue derivative claims against the Individual Defendants pursuant to Federal Rule of Civil Procedure 23.1.

8.18.            Any notice required by this Stipulation shall be submitted by overnight mail and e-mail to each of the signatories below.

8.19.           The Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of April 28, 2021.

THE BROWN LAW FIRM, P.C.

/s/ Timothy Brown
Timothy Brown
240 Townsend Square
Oyster Bay, NY 11771
Telephone: (516) 922-5427

BRAGAR EAGEL & SQUIRE, P.C.

/s/ Garam Choe
Garam Choe
810 Seventh Avenue, Suite
New York, NY 10019
Telephone: (212) 355-4648

Co-Lead Counsel for the Derivative Plaintiffs

Glancy Prongay & Murray LLP

/s/ Matthew M. Houston
Matthew M. Houston
712 Fifth Avenue, 31st Floor
New York, NY 10019
Telephone: (212) 935-7400

Counsel for Rainer Machek

Dechert LLP

/s/ David H. Kistenbroker
David H. Kistenbroker
35 W. Wacker Drive, Suite 3400
Chicago, IL 60601
Telephone: (312) 646-5800

Michael S. Doluisio
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Telephone: (215) 994-2325

Counsel for Defendants

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

IN RE ZYNERBA PHARMACEUTICALS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:20-cv-00557-CFC EXHIBIT A

CORPORATE GOVERNANCE REFORMS

No later than thirty (30) days of issuance of a final order and judgment rendered by the Court in the above-captioned action (the “Derivative Action”), unless other timing is expressly stated below, the Board of Directors (“Board”) of Zynerba Pharmaceuticals, Inc. (“Zynerba,” or the “Company”) shall adopt resolutions and amend Board committee charters and/or agenda calendars as is necessary to ensure the adoption, implementation, and maintenance of the following corporate governance reforms (“Reforms”), which shall be maintained for five (5) years after the final order and judgment is entered.

Zynerba and its Board acknowledge that the filing, prosecution, and resolution of the Derivative Action was a material precipitating factor in the Board’s adoption, implementation, and maintenance of the Reforms, and the Reforms confer substantial material benefits on the Company and its shareholders. The Reforms would not have been enacted at this time but for the efforts of counsel for Plaintiffs.1 Zynerba and its Board are agreeing to the Reforms without admitting liability or any shortcoming in their current corporate governance and solely for the purpose of avoiding the expense, distraction, and uncertainty of litigation.

1 “Plaintiffs” refers to Plaintiff Philip Quartararo, Plaintiff Dmitry Itkis, and Shareholder Rainer Machek.

1.            Enhancements to the Disclosure Committee:

a.	The Disclosure Committee Charter shall be amended to provide that the duties of the Disclosure Committee shall be overseen by the Company’s Chief Executive Officer (“CEO”), Compliance Officer, Chief Financial Officer, and Audit Committee.

b.	The Disclosure Committee Charter shall be amended to provide that the Committee shall draft, review, and supervise, as appropriate, the preparation of the Company’s public disclosures containing information material to the Company’s stockholders, including information pertaining to the research, development, and commercialization of its product candidates.

c.	The Disclosure Committee Charter shall be reviewed on a biannual basis by the Disclosure Committee and the Compliance Officer, and amended as necessary to conform to best practices.

d.	The amended Disclosure Committee Charter shall be posted on the Company’s website.

2.            Duties of Management: Under the supervision of Zynerba’s President (or, if there is no President, the Chief Operating Officer or other similar officer), Zynerba management shall:

a.	Monitor and supervise the Company’s ongoing relationship and communications with the FDA and comparable regulators in foreign markets, including with respect to matters governing clinical trials related to the Company’s product candidates;

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b.	Monitor and supervise the design, conduct, and analysis of final results of clinical trials related to the Company’s product candidates; and

c.	At least quarterly, report to the Board and discuss with the Disclosure Committee material information regarding ongoing clinical trials, including but not limited to material information concerning known clinical results relating to the safety and/or efficacy of the Company’s product candidates.

3.            Enhancements to the Audit Committee:

a.	The Audit Committee Charter shall be amended to require that the Audit Committee shall oversee the Compliance Risk Analysis to be performed by the Compliance Officer, as set forth in Paragraph 9 below.

b.	The amended Audit Committee Charter shall be posted on the Company’s website.

4.            Independent Chairperson of the Board or Lead Independent Director: The Board shall have either a lead independent director or an independent chair. Independence shall be defined under NASDAQ Rule 5605. The independent chair or lead independent director shall have the following responsibilities:

a.	In consultation with other Board members and management, agree on the schedule for Board meetings;

b.	In consultation with management, agree on the agenda for Board meetings;

c.	In consultation with other Board members, determine the appropriate flow of information from management to the Board necessary for the Board to effectively and responsibly perform its functions, and specifically, to request that certain material be provided to the Board;

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d.	Coordinate the retention of appropriate consultants to the Board;

e.	Evaluate, along with the Compensation Committee and full Board, the performance of Zynerba’s CEO, and meet with the CEO to discuss the CEO’s performance; and

f.	In conjunction with the full Board and appropriate Board Committees, oversee the Company’s compliance with and implementation of all applicable corporate and securities laws, including any necessary revisions to Zynerba’s governance policies in this area.

5.            Board Attendance at Shareholder Meeting: Attendance by Board members at the shareholder meeting will be mandatory, with an exception for unforeseen personal or professional obligations that render the board member unable to attend.

6.            Change to Website Regarding Whistleblower Hotline: The Company will post on the “Corporate Governance – Documents and Charters” page of its website that employees have access to the Company’s Whistleblower Hotline via telephone at (855) 8538091 or online at http://www.openboard.info/ZYNE.

7.            Meetings in Executive Session: The Board will hold an executive session, led by the lead independent director or independent chair, at least every quarter. Employee directors shall not be present during the executive session.

8.            Executive Reports: The Board shall require quarterly reports to the Board by the responsible corporate officers covering, among other things, the following topics: (1) clinical development (to include discussion of clinical trials); (2) financial report (to include information about the Company’s financial condition); and (3) commercial and/or business development. Moreover, the general counsel will provide a quarterly report on legal matters to either the full board or the audit committee.

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9.            Enhancements to the Compliance Officer Duties: The Compliance Officer shall comply with the following terms, duties, and responsibilities:

a.	Manage and oversee Zynerba’s ethics and compliance program, implement procedures for monitoring and evaluating the program’s performance, and communicate with and inform the Audit Committee regarding progress towards meeting program goals;

b.	Oversee employee training in areas of compliance;

c.	On an annual basis, the Compliance Officer shall meet with the Audit Committee and review the Company’s internal policies and controls as they relate to all aspects of the Company’s Code of Conduct (the “Code”);

d.	Within one (1) year of the settlement contemplated herein, and at least every other year thereafter, the Compliance Officer in conjunction with the Audit Committee and appropriate members of executive management shall conduct a compliance risk analysis (the “Compliance Risk Analysis”) that shall take into account various risks applicable to the Company, including the Company’s internal controls, the Company’s clinical trials, the Company’s collaboration agreements (if any), and the Company’s FDA compliance, and submit the results of the Compliance Risk Analysis to the Board. The Audit Committee may retain an independent advisor to assist in the Compliance Risk Analysis at the Company’s expense;

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e.	Every material reported violation of the Code received by the Compliance Officer shall be timely reported to the Audit Chair;

f.	All material disciplinary action undertaken by the Compliance Officer pursuant to the Code shall timely be reported to the Audit Committee Chair.

10.         Employee Training: Zynerba shall conduct annual employee training concerning the Code and Zynerba Policies (as defined below), including as follows:

a.	The Compliance Officer shall be charged with primary responsibility for education pursuant to this provision;

b.	Training shall be mandatory for all officers and employees of Zynerba. Training shall be annual for all such persons, and in the event a person is appointed or hired after the annual training for a particular year, training shall consist of review of the Code and Zynerba’s Policies as directed by Zynerba, within fourteen (14) business days of his or her appointment or hiring. Training shall include coverage of compliance with the Code, and relevant policies and procedures established by Zynerba concerning legal or ethical standards of conduct to be observed in connection with work performed for Zynerba (“Zynerba’s Policies”), and relevant laws and regulations regarding public disclosures;

c.	Upon completion of training, the person receiving the training shall provide a written certification as to his or her receipt and understanding of the obligations under Zynerba’s Policies. Each written certification shall be maintained by the Compliance Officer for a period of ten (10) years from the date it was executed.

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11.            Director Education: At the Company’s expense, each member of the Board shall annually attend at least one professional director education program relevant to their service on the Zynerba Board or on a Committee of the Board. Newly elected Board members must attend such program within six (6) months of joining the Board.

12.            Certification of Compliance with the Code: Each Board member will certify annually in writing that in the previous 12 months they have: (i) read the Code; (ii) complied with the terms of the Code; and (iii) will continue to comply with the terms of the Code.

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IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

IN RE ZYNERBA PHARMACEUTICALS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:20-cv-00557-CFC EXHIBIT B

NOTICE TO CURRENT ZYNERBA SHAREHOLDERS OF PROPOSED
SETTLEMENT AND DISMISSAL WITH PREJUDICE OF DERIVATIVE ACTION

TO:	ALL OWNERS OF ZYNERBA PHARMACEUTICALS, INC. (“ZYNERBA” OR THE “COMPANY”) STOCK (TICKER SYMBOL: ZYNE).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTION, ZYNERBA SHAREHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement, dated April 28, 2021 (the “Stipulation”). The purpose of this Notice is to inform you of:

•      the existence of the derivative action captioned In re Zynerba Pharmaceuticals, Inc. Derivative Litigation, Lead Case No. 1:20-cv-00557-CFC. (D. Del.) (“Derivative Action”),

•      the proposed settlement between Plaintiffs2 and Defendants reached in the Derivative Action and a related demand pursuant to 8 Del. C. § 220 to inspect certain books and records of Zynerba received from a Zynerba shareholder (the “Settlement”),

•      the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Derivative Action with prejudice,

•      Plaintiffs’ Counsel’s application for fees and expenses, and

•      Plaintiffs’ Service Awards.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Action and of your rights in connection with the proposed Settlement.

1 All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

Summary

On April 28, 2021, Zynerba, in its capacity as a nominal defendant, entered into the Stipulation in the above-captioned Derivative Action -- in which two derivative actions were consolidated -- filed derivatively on behalf of Zynerba, in the United States District Court for the District of Delaware (the “Court”) against certain current and former directors and officers of the Company and against the Company as a nominal defendant. The Stipulation also satisfies a shareholder demand made by Company shareholder Rainer Machek pursuant to 8 Del. C. § 220 to inspect certain books and records of Zynerba (the “Demand,” and together with the Derivative Action, the “Derivative Matters”). The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Derivative Action with prejudice and the complete satisfaction of the Demand, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt certain corporate governance measures and procedures, as outlined in Exhibit A to the Stipulation, and provides that Defendants’ Insurer shall pay a Fee and Expense Amount to Plaintiffs’ Counsel in an amount to be determined at a later date subject to the mechanism described in the Stipulation at Section IV, Paragraphs 5.1-5.2, (“Fee and Expense Amount”) and Service Awards to each of three Plaintiffs of one thousand five hundred dollars ($1,500.00) to be paid from the Fee and Expense Amount, subject to Court approval. As set forth below, the parties have agreed upon the maximum amount of the Fee and Expense Amount, subject to Court approval.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation posted on the Company’s website, https://ir.zynerba.com/legal, contact Plaintiffs’ Counsel at the address listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What is the Lawsuit About?

The Derivative Action is brought derivatively on behalf of nominal defendant Zynerba and alleges that the Individual Defendants violated the federal securities laws and breached their fiduciary duties by making or permitting the Company to make materially false statements or omissions, causing the Company to fail to maintain internal controls, and committing other violations of state and federal law with respect to the Company’s clinical trial for ZYN002 (“Zygel”), Zynerba’s sole drug product. The complaints in the Derivative Action allege counts for breach of fiduciary duty, unjust enrichment, waste of corporate assets, and violations of Section 14(a) of the Securities Exchange of 1934 (the “Exchange Act”). The Demand is based upon the same underlying allegations.

Why is there a Settlement of the Derivative Action?

The Court has not decided in favor of Defendants or Derivative Plaintiffs in the Derivative Action. Instead, the parties have agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Company and Board have determined that the Settlement, including the corporate governance reforms that the Company will adopt as part of the Settlement, provides a substantial benefit to, and is in the best interests of, Zynerba and its shareholders.

Defendants deny each and every allegation of wrongdoing or liability arising out of or relating in any way to the events, conduct, statements, acts, or omissions alleged in the Derivative Action. Defendants further assert that, at all times, they acted legally, in good faith, and in a manner they reasonably believed to be and that was in the best interests of Zynerba and Zynerba’s shareholders. Nonetheless, Defendants have entered into the Stipulation, without admitting or conceding any fault, liability, wrongdoing, or damage whatsoever, in order to avoid the expense, distraction, and uncertainty of litigation.

The Settlement Hearing and Your Right to Object to the Settlement

On May 12, 2021, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be made to Zynerba shareholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on July 15, 2021 at 3:00 p.m. before the Honorable Colm F. Connolly, U.S. District Court, District of Delaware, located at the J. Caleb Boggs Federal Building, 844 N. King Street, Wilmington, Delaware 19801, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Derivative Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) consider the Fee and Expense Amount to Plaintiffs’ Counsel of attorneys’ fees and the reimbursement of expenses in an amount not to exceed $387,500 (an amount proposed by Plaintiffs, and agreed to by Defendants); (v) consider the Service Awards to Plaintiffs, which shall be funded from the Fee and Expense Amount; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the website of Zynerba (https://ir.zynerba.com/legal) for any change in date, time or format of the Settlement Hearing.

Any Zynerba shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the proposed award of attorneys’ fees and expenses, may file with the Court a written objection. An objector must at least twenty-one (21) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of Zynerba common stock as of the date of the Stipulation and through the date of the filing of any such objection, including the number of shares of Zynerba common stock held and the date of purchase or acquisition, (c) any and all documentation or evidence in support of such objection, and (d) the identities of any cases, by name, court, and docket number, in which the shareholder or his, her, or its attorney has objected to a settlement in the last three (3) years; and (2) if intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve on the below listed counsel (a) a written notice of his’ her, or its intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN June 24, 2021. The Clerk’s address is:

Clerk of the Court
U.S. DISTRICT COURT, DISTRICT OF DELAWARE
J. Caleb Boggs Federal Building
844 N. King Street, Unit 18
Wilmington’ Delaware 19801

YOU ALSO MUST SIMULTANEOUSLY DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL. Counsel’s addresses are:

Counsel for Plaintiffs:

Garam Choe BRAGAR EAGEL & SQUIRE, P.C. 810 Seventh Avenue, Suite 620 New York, NY 10019	Timothy Brown THE BROWN LAW FIRM, P.C. 240 Townsend Square Oyster Bay, NY 11771

Matthew M. Houston
GLANCY PRONGAY & MURRAY LLP
712 Fifth Avenue, 31st Floor
New York, NY 10019

Counsel for Defendants:

David H. Kistenbroker DECHERT LLP 35 W. Wacker Drive, Suite 3400 Chicago, IL 60601	Michael S. Doluisio DECHERT LLP Cira Centre 2929 Arch Street Philadelphia, PA 19104

An objector may file an objection on his’ her, or its own or through an attorney hired at his’ her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection’ the attorney must serve a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Zynerba shareholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Zynerba shareholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in this Derivative Action, and from pursuing any of the Released Claims.

Release and Related Matters

If the Settlement is approved, claims will be released pursuant to, among other provisions, the following provisions:

Upon the Effective Date, Zynerba, Plaintiffs, and each Current Zynerba Shareholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. Zynerba, Plaintiffs, and each Current Zynerba Shareholder shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

“Released Claims” shall mean all Claims (including known and Unknown Claims), including but not limited to, any claims for damages, injunctive relief, equitable relief, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, fees, expenses, or liabilities whatsoever, against any of the Released Persons that means all Claims, including known and Unknown Claims, against any of the Released Persons that (i) were asserted or could have been asserted derivatively in any of the Derivative Matters; (ii) would have been barred by res judicata had the Derivative Matters been fully litigated to final judgment; or (iii) that could have been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Persons that (a) concern, arise out of or relate, directly or indirectly, in any way to any of the subject matters, allegations, transactions, facts, occurrences, representations, statements, or omissions alleged, involved, set forth, or referred to in any complaint or demand letter in the Derivative Matters including, but not limited to, claims for breach of fiduciary duty, waste of corporate assets, unjust enrichment, violations of Section 14(a) of the Exchange Act, contribution and indemnification, money damages, disgorgement, any and all demands, actions, damages, claims, rights or causes of action, or liabilities whatsoever, provided that Released Claims shall not include claims to enforce the terms of this Settlement.

“Related Persons” means each and all of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, divisions, subsidiaries, officers, directors, shareholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.

“Released Persons” means, collectively, each and all of the Defendants and their Related Persons, and Defendants’ Counsel.

“Unknown Claims” means any Released Claims that any Party or any Zynerba shareholder (claiming in the right of, or on behalf of, Zynerba) does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. Unknown Claims include those claims in which some or all of the facts comprising the claim may be suspected, or even undisclosed or hidden. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Zynerba shareholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties shall expressly waive, and every Zynerba shareholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542. The Parties and/or any Zynerba shareholder may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Parties shall expressly have, and every Zynerba shareholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Parties acknowledge, and every Zynerba shareholder shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current Zynerba Shareholders, derivatively on behalf of Zynerba, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons in any court or tribunal.

Scope of the Notice

This Notice is a summary description of the Derivative Action, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Action, reference is made to the Stipulation, a copy of which may be reviewed and downloaded at (https://ir.zynerba.com/legal).

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You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, NY 11771, Telephone: (516) 9225427, E-mail: tbrown@thebrownlawfirm.net or Garam Choe, Bragar Eagel & Squire, P.C., 810 Seventh Avenue, Suite 620, New York, NY 10019, Telephone: (212) 355-4648, E-mail: choe@bespc.com or Matthew M. Houston, Glancy Prongay & Murray LLP, 712 Fifth Avenue, 31st Floor, New York, NY 10019, Telephone: (212) 935-7400, E-mail: mhouston@glancylaw.com. Please Do Not Call the Court or Defendants with Questions About the Settlement.

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

IN RE ZYNERBA PHARMACEUTICALS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:20-cv-00557-CFC EXHIBIT C

[PROPOSED] ORDER PRELIMINARILY APPROVING
DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS, the parties to the above-captioned consolidated shareholder derivative action (the “Derivative Action”) have made an application, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the Stipulation and Agreement of Settlement dated April 28, 2021 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed settlement and dismissal of the Derivative Action with prejudice and the satisfaction of the Demand; and (ii) approving the form and content of the Notice to Current Zynerba Shareholders, substantially in the form of Exhibit B attached to the Stipulation, in which Zynerba shall issue a press release, file the Notice and Stipulation as exhibits to a Form 8-K with the SEC, and cause the Notice together with the Stipulation to be posted on the Investor Relations page of the Company’s corporate website;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (unless otherwise defined herein); and

WHEREAS, the Court has read and considered the Stipulation and the exhibits annexed thereto, and all Parties have consented to the entry of this Preliminary Approval Order,

NOW THEREFORE, IT IS HEREBY ORDERED:

1.            The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the settlement set forth therein (the “Settlement”), including the terms and conditions for settlement and dismissal with prejudice of the Derivative Action and the satisfaction of the Demand.

2.            A hearing (the “Settlement Hearing”) shall be held before the Court on ____________________, 2021 at _________ __.m.,[3] at the United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Wilmington, DE 19801, to determine: (i) whether the terms and conditions of the Settlement set forth in the Stipulation are fair, reasonable, and adequate to Zynerba and Current Zynerba Shareholders and should be finally approved by the Court; (ii) whether the Judgment finally approving the Settlement, substantially in the form of Exhibit D attached to the Stipulation, should be entered, dismissing the Derivative Action with prejudice, satisfying the Demand, and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiffs’ Counsel’s Fee and Expense Amount, including any Service Awards, should be finally approved. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate.

3.            The Court approves, as to form and content, the Notice attached as Exhibit B to the Stipulation, and finds that issuing the Notice as a press release on GlobeNewswire, filing the Notice and Stipulation with the SEC as exhibits to a Form 8-K, and posting the Notice together with the Stipulation on the Investor Relations page of Zynerba’s corporate website substantially in the manner and form set forth in this Order meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to Current Zynerba Shareholders and all other Persons entitled thereto.

1 The Parties respectfully request that the Settlement Hearing be scheduled at least forty-five (45) days after the deadline for providing notice of the proposed Settlement to Current Zynerba Shareholders.

4.            Not later than ten (10) business days following entry of this Order, Zynerba shall issue the Notice as a press release on GlobeNewswire, file the Notice and Stipulation with the SEC as exhibits to a Form 8-K, and post the Notice, together with the Stipulation, on the Investor Relations page of Zynerba’s corporate website. The Notice will contain a link to the Investor Relations page of Zynerba’s corporate website where the Notice and Stipulation will be posted, which posting will be maintained through the date of the Settlement Hearing.

5.            Zynerba shall undertake the administrative responsibility, and shall be solely responsible, for paying the costs and expenses related to, and giving notice of, the settlement of the Derivative Matters to Current Zynerba Shareholders in the manner set forth in paragraph 4.

6.            All papers in support of the Settlement and the Fee and Expense Amount, including any Service Awards, shall be filed with the Court and served at least twenty-eight (28) calendar days prior to the Settlement Hearing, and any reply papers shall be filed with the Court at least seven (7) days prior to the Settlement Hearing.

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7.            Any Current Zynerba Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be finally approved as fair, reasonable, and adequate, why the Judgment should not be entered thereon, or why the Fee and Expense Amount, including any Service Awards, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current Zynerba Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee and Expense Amount, unless that shareholder has, at least twenty-one (21) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Zynerba common stock as of the date of the Stipulation and through the date of the Settlement Hearing, including the number of shares of Zynerba common stock held and the date of purchase or acquisition; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the shareholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if a Current Zynerba Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current Zynerba Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Timothy W. Brown

THE BROWN LAW FIRM, P.C.

240 Townsend Square

Oyster Bay, NY 11771

Garam Choe

BRAGAR EAGEL & SQUIRE, P.C.

810 Seventh Avenue, Suite 620

New York, NY 10019

Matthew M. Houston

GLANCY PRONGAY & MURRAY LLP

712 Fifth Avenue, 31st Floor

New York, NY 10019

Counsel for Plaintiffs

David H. Kistenbroker DECHERT LLP 35 W. Wacker Drive, Suite 3400 Chicago, IL 60601 Michael S. Doluisio DECHERT LLP Cira Centre 2929 Arch Street Philadelphia, PA 19104 Counsel for Defendants

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Any Current Zynerba Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee and Expense Amount, including any Service Awards, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of the Derivative Action with prejudice and the satisfaction of the Demand, and any and all of the releases set forth in the Stipulation.

8.          At least ten (10) business days prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court, proof, by affidavit or declaration, of the issuance, filing, and posting of the Notice pursuant to the terms of this Order.

9.          All Current Zynerba Shareholders shall be bound by all orders, determinations, and judgments in the Derivative Action concerning the Settlement, whether favorable or unfavorable to Current Zynerba Shareholders.

10.         Pending final determination of whether the Settlement should be approved, neither Plaintiffs or Plaintiffs’ Counsel, nor any Current Zynerba Shareholders or other Persons, derivatively on behalf of Zynerba, shall commence or prosecute, or in any way instigate or participate in the commencement or prosecution of, any action or proceeding asserting any Released Claims against any of the Released Persons in any court or tribunal.

11.         The fact and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a)	shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Matters or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Matters or in any litigation, or of any fault, wrongdoing, deception, negligence, or liability of any of the Released Persons;

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(b)	shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person, or against Plaintiffs as evidence of any infirmity in their claims; or

(c)	shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal.

12.            Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance thereof, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement; provided, however, that if finally approved, the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

13.            If the Stipulation is terminated pursuant to its terms, or the Effective Date does not otherwise occur, all proceedings in the Derivative Action will revert to their status as of the date immediately preceding the date of the Stipulation.

14.            The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current Zynerba Shareholders and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may decide to hold the Settlement Hearing telephonically or by videoconference without further notice to Zynerba shareholders. Any Zynerba shareholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or the Investor Relations page of Zynerba’s corporate website for any change in date, time or format of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Current Zynerba Shareholders.

IT IS SO ORDERED.

DATED: _______________________
HONORABLE COLM F. CONNOLLY UNITED STATES DISTRICT JUDGE

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IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

IN RE ZYNERBA PHARMACEUTICALS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:20-cv-00557-CFC EXHIBIT D

[PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing, pursuant to this Court’s Order Preliminarily Approving Derivative Settlement and Providing for Notice, dated ________________, 2021 (the “Preliminary Approval Order”), on the application of the Parties for final approval of the Settlement set forth in the Stipulation and Agreement of Settlement dated April 28, 2021 (the “Stipulation”). Due and adequate notice having been given to Current Zynerba Shareholders as required in said Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed of the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1.            This Final Order and Judgment (“Judgment”) incorporates by reference the definitions in the Stipulation, and except where otherwise specified herein, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2.            This Court has jurisdiction over the subject matter of the Derivative Action and the Shareholder Demand, including all matters necessary to effectuate the Settlement, and over all Parties.

3.            The Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Parties and Current Zynerba Shareholders, and hereby finally approves the Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.

4.             The Derivative Matters, all claims contained therein, and any other Released Claims, are hereby ordered as fully, finally, and forever compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Judgment. The Parties are to bear their own costs, except as otherwise provided in the Stipulation.

5.            Upon the Effective Date, Zynerba, Plaintiffs, and each Current Zynerba Shareholder shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons. Zynerba, Plaintiffs, and each Current Zynerba Shareholder shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

6.            Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiffs and their beneficiaries, Plaintiffs’ Counsel, Zynerba, and any Current Zynerba Shareholders (solely in their capacity as Zynerba shareholders) from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, or Zynerba, or any Current Zynerba Shareholder (solely in their capacity as Zynerba shareholders) with respect to any Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against all of Plaintiffs and their beneficiaries, Plaintiffs’ Counsel, Zynerba, and all Current Zynerba Shareholder. Nothing in the foregoing shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

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7.            The Court finds that the notice to Current Zynerba Shareholders was made in accordance with the Preliminary Approval Order and provided the best notice practicable under the circumstances to all Persons entitled to such notice, and said notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

8.            The Court finds that during the course of the Derivative Matters, the Parties and their counsel at all times complied with Federal Rule of Civil Procedure 11.

9.            The Court finds that the Fee and Expense Amount in the amount of      __________ ($_____) is fair and reasonable, in accordance with the Stipulation, and finally approves the Fee and Expense Amount.

10.          The Court finds that the Service Awards to each of the three Plaintiffs in the amount of one thousand five hundred dollars ($1,500.00) are fair and reasonable, in accordance with the Stipulation, and finally approves the Service Awards, to be paid from the Fee and Expense Amount by Plaintiffs’ Counsel.

11.          This Judgment, the fact and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a)	shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Matters or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Matters or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

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(b)	shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person, or against Plaintiffs as evidence of any infirmity in their claims; or

(c)	shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, breach of duty, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal.

12.            This Judgment, the Stipulation, the Settlement, and any act performed or document executed pursuant to or in furtherance thereof, shall not be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement. However, the Released Persons and Zynerba may refer to the Settlement, and file the Stipulation and/or this Judgment, in any action that has been brought or may be brought against them to effectuate the liability protections granted to them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, mootness, lack of proper purpose, or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

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13.            Without affecting the finality of this Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) all Parties for the purpose of construing, enforcing, and administering the Stipulation and this Judgment, including, if necessary, setting aside and vacating this Judgment, on motion of a Party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.

14.          This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Federal Rule of Civil Procedure 58.

IT IS SO ORDERED.

DATED: _______________________
HONORABLE COLM F. CONNOLLY UNITED STATES DISTRICT JUDGE

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